Consent of Ernst & Young LLP, Independent Auditors


We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" in the Class A, Class B, and Class C Prospectus and Class R Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference of our report, dated February 18, 2003, in Post-Effective Amendment Number 21 to the Registration Statement (Form N-1A No. 33-20795) of Pioneer America Income Trust.





                                                   /s/ Ernst & Young LLP
                                                   ERNST & YOUNG LLP


Boston, Massachusetts
April 28, 2003